UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2021

NOBLE CORPORATION

(Exact name of registrant as specified in its charter)

Cayman Islands	001-36211	98-1575532
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13135 Dairy Ashford, Suite 800 Sugar Land, Texas	77478
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 276-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2021 Short-Term Incentive Plan

Effective March 8, 2021, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Noble Corporation, an exempted company incorporated in the Cayman Islands with limited liability (the “Company”), approved the Noble Corporation 2021 Short-Term Incentive Plan (the “2021 STIP”). The 2021 STIP gives participants, including the Company’s named executive officers, the opportunity to earn annual cash bonuses in relation to specified target award levels defined as a percentage of their base salaries. All of the Company’s executive officers and certain other employees are eligible to participate in the 2021 STIP, and the 2021 STIP is administered by the Committee. The 2021 STIP is designed to focus employees’ efforts on optimizing the Company’s performance by rewarding employees for successful achievement of specific Company goals.

2021 STIP award sizes are developed based on a combination of factors, including the Company’s compensation philosophy, market compensation data, competition for key executive talent, the employee’s experience, leadership, prior contribution to the Company’s (and its predecessor’s) success, the Company’s overall annual budget for merit increases and the employee’s individual performance in the prior year.

The pool of awards for 2021 will primarily be a function of the Company’s performance on key metrics related to the Company’s financial results and safety and environmental results. Financial performance is measured by the Company’s ability to achieve certain levels of free cash flow and contract drilling margin less general and administrative expenses. Safety and environmental performance is measured by the Company’s success in minimizing total recordable incidents and preventing spills, as well as through achievement of measurable environmental and social governance goals.

The individual target performance bonus for an employee is an amount equal to the employee’s salary at the end of the 2021 STIP year multiplied by the assigned target bonus percentage, which ranges from 4% to 110% of salary. Individual target performance bonuses may be adjusted upward or downward to reflect merit, individual and team performance and/or additional selected criteria, subject to the approval of the Committee and the Chief Executive Officer of the Company.

The foregoing description of the 2021 STIP does not purport to be complete and is qualified in its entirety by reference to the 2021 STIP, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

CEO Employment Agreement

On March 9, 2021, Noble Services Company LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“Noble Services”), entered into the First Amendment to Executive Employment Agreement with the Company’s President and Chief Executive Officer, Robert Eifler (the “Amendment”). The Amendment contains a non-competition provision that applies during Mr. Eifler’s employment with Noble Services or its affiliates and for a period of 12 months thereafter. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER		DESCRIPTION

10.1	—	Noble Corporation 2021 Short-Term Incentive Plan.

10.2	—	First Amendment to Executive Employment Agreement, dated as of March 9, 2021, by and between Noble Services Company LLC and Robert Eifler.

104	—	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBLE CORPORATION

Date: March 11, 2021	By:	/s/ William E. Turcotte
William E. Turcotte
Senior Vice President, General Counsel and Corporate Secretary